UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2016

_________________________________________________________
Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2016, the Board of Directors (the “Board”) of Triangle Capital Corporation (the “Company”) approved the promotion of three longstanding senior officers to the following roles:

•	Jeffrey A. Dombcik to Senior Managing Director and Chief Credit Officer;

•	Cary B. Nordan to Senior Managing Director and Chief Origination Officer; and

•	Douglas A. Vaughn to Senior Managing Director and Chief Administrative Officer.

In addition, Messrs. Dombcik, Nordan and Vaughn will join E. Ashton Poole, the Company’s President and Chief Executive Officer, and Steven C. Lilly, the Company’s Chief Financial Officer, on the Company’s Management Committee and will become Executive Officers of the Company.

Mr. Dombcik, 49, joined the Company in February 2007. Prior to joining the Company, Mr. Dombcik was a Managing Director of South Franklin Street Partners, a small business investment company focused on providing junior capital to middle market companies. Prior to joining South Franklin Street Partners in 2003, Mr. Dombcik served as Executive Vice President and Partner of Edgewater Capital Partners, L.P., a private equity investment firm focused on the acquisition of middle market companies. Mr. Dombcik also served as a Senior Vice President of investment banking for McDonald Investments, Inc., a wholly owned subsidiary of Key Corp., and Vice President of Brown, Gibbons, Lang & Company L.P., a middle market investment bank with offices in Chicago and Cleveland. Mr. Dombcik is a graduate of Miami University and John Carroll University.

Mr. Nordan, 41, joined the Company in July 2004. Prior to joining the Company, Mr. Nordan served as Vice President with BB&T Asset Management (BB&T Funds), a subsidiary of BB&T Corp. He was responsible for leading an investment team that managed over $1 Billion of capital specifically focused on investing in small-cap public equities. Preceding his employment with BB&T Asset Management, he worked in corporate finance with Stanford Keene, Inc., an investment bank specializing in the technology industry, and Nuance Capital Group, LLC, an advisory firm to private companies. Mr. Nordan began his career as an Analyst and Associate in the corporate finance group of Trident Securities, a subsidiary of McDonald Investments, where he specialized in investment banking and advisory services to lower and middle market financial institutions throughout the United States. Mr. Nordan graduated, summa cum laude, from Appalachian State University in 1997 with a BSBA degree (finance, banking and accounting). He received an MBA from the Fuqua School of Business at Duke University and is a CFA charterholder.

Mr. Vaughn, 47, joined the Company in January 2008. Prior to joining the Company, Mr. Vaughn was President and a Director of VIETRI, Inc., America’s largest importer, distributor and marketer of handmade Italian ceramic and home décor items. Prior to his eight years at VIETRI, Inc., Mr. Vaughn advised business owners and managers, including private equity funds, on strategic initiatives including acquisitions and corporate finance - first as a Senior Consultant at Deloitte Consulting and later as a Partner at Chatham Partners. Prior to that, Mr. Vaughn served in management roles for Sara Lee Corporation. Mr. Vaughn holds a BA from the University of Virginia and an MBA from The University of North Carolina’s Kenan-Flagler School of Business.

The Company issued a press release announcing the promotions of Messrs. Dombcik, Nordan and Vaughn. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

The following exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 3, 2016 of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: October 5, 2016	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 3, 2016 of the Company